For Immediate Release

Company Contact:                                       Investor Relations
Glenn Befort                                           Park Ave Capital
Randall Marx                                           80 Fifth Ave. Suite 1201
Antennas America, Inc.                                 New York, NY 10011
Phone: 303-421-4063   Fax:  303-424-5085               Phone: 212-727-3120
Email:  marx@antennas.com                              Fax:  212-727-3685
web page:  www.antennas.com                            www.parkcap.com


             ANTENNAS AMERICA ACQUIRES STARWORKS TECHNOLOGIES, INC.

Wheat Ridge, Colorado October 3, 2000 - Antennas America, Inc (OTC BB: ANTM), announced today that it has acquired Starworks Technologies, Inc., doing business as The Kit Company. The Kit Company, located in Atlanta, Georgia, designs, manufactures and markets Direct To Home satellite subscriber self-installation and professional-installation kits to OEMs, distributors and retailers.

The Kit Company, with more than a 40% share of the self-installation market, markets its products to OEM customers under brand names such as DirecTV, Dish Network, Hughes Network Systems, Sony and Phillips Magnavox. The Company also markets, under its own brand name, to distributors and retailers. Each product sold by The Kit Company is built to the respective customer's specifications. The Kit Company's focus on the Satellite market, with high quality, cost effective and timely deliveries, has led to an extensive following and a high level of brand awareness.

The Kit Company's offerings to the DTH satellite market expand Antennas America's value add in support of both one-way broadcast and two-way broadband satellite subscriber solutions. Additionally, The Kit Company's large component buying power also is anticipated to enhance the Company's competitiveness in the MMDS (Multi-channel Multipoint Distribution Services) and ISM (Industrial, Scientific, Medical) broadband markets currently served.

"We are excited about joining the Antennas America family," stated David McConnell, President of The Kit Company. "We will benefit from their experience in the broader wireless markets and plan to bring benefit to them through enhanced access to the DTH satellite market and lower cost of some wireless components."

As an added benefit, channel access to the satellite market developed by The Kit Company will be leveraged to market additional local TV antennas from Antennas America.

"The Kit Company is a valuable addition to Antennas America, "stated Glenn A. Befort, Chief Executive Officer of Antennas America, Inc. "They support our growth strategy in that their traditional market is still growing, will realize further growth as two-way satellite broadband evolves and, in addition, they bring channel synergy and lower cost opportunity to Antennas America."

 Antennas America, Inc., headquartered in Wheat Ridge, Colorado with its Winncom Technologies subsidiary located in Solon, Ohio, and its Starworks Wireless subsidiary, doing business as The Kit Company, located in Atlanta, Georgia, is a wireless technology company that does marketing, distribution and servicing, as well as selective design and manufacturing, of a broad range of component and network solutions in support of wireless applications.

The Company's wireless solutions are marketed through the Company's internal sales force, OEMs, numerous reseller distribution channels, retail and the Internet to support network deployment in the growing domestic and global wireless markets. For more information about the Company and its products, please visit our web sites at www.antennas.com, www.winncom.com and www.thekitcompany.com

This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs and competition, which could cause actual results to differ materially from the Company's expectations.